UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
October 4, 2016
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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)
 ___________________________________________________

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
On October 4, 2016, Rent-A-Center, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”), effective as of September 30, 2016, with JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto, to the Credit Agreement, dated as of March 19, 2014 (as previously amended on February 1, 2016, the “Credit Agreement”), between the Company, the several lenders from time to time parties to the Credit Agreement, Bank of America, N.A., BBVA Compass Bank, Wells Fargo Bank, National Association and SunTrust Bank, as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

The Second Amendment (i) reduces the maximum Consolidated Senior Secured Leverage Ratio from 2.75 to 1.00 to 2.50 to 1.00, beginning with the quarter ended December 31, 2016, and (ii) reduces the minimum Consolidated Fixed Charge Coverage Ratio covenant level from 1.75 to 1.00 to 1.50 to 1.00, beginning with the quarter ended September 30, 2016. The Company may elect to increase the minimum Consolidated Fixed Charge Coverage Ratio to 1.75 to 1.00.

The Second Amendment also effects the following changes to the Company’s ability to make certain Restricted Payments:

When the Consolidated Fixed Charge Coverage Ratio covenant level is 1.5 to 1.00, only regularly scheduled dividends are payable up to annual maximums as follows:

•	When the Consolidated Senior Leverage Ratio is less than or equal to 2.5 to 1.00, a maximum of $25 million annually

•	When the Consolidated Senior Leverage Ratio is between 2.5 to 1.00 and 3.75 to 1.00, a maximum of $20 million annually (including Notes Payments)

•	When the Consolidated Senior Leverage Ratio is over 3.75 to 1.00, a maximum of $15 million annually (including Notes Payments)

Share repurchases are not permitted when the Consolidated Fixed Charge Coverage Ratio covenant level is 1.5 to 1.00.

When the Consolidated Fixed Charge Coverage Ratio covenant level is 1.75 to 1.00, Stock Payments (dividend & share repurchase) are permitted up to annual maximums as follows:

•	When the Consolidated Senior Leverage Ratio is less than or equal to 2.5 to 1.00:
AND available revolving commitments are greater than or equal to $400 million, then a maximum of $50 million annually
AND available revolving commitments are less than $400 million, then a maximum of $40 million annually

•	When the Consolidated Senior Leverage Ratio is between 2.5 to 1.00 and 3.75 to 1.00, then a maximum of $20 million annually (including Notes Payments)

•	When the Consolidated Senior Leverage Ratio is over 3.75 to 1.00, then a maximum of $15 million annually (including Notes Payments)

The Company retains the ability to repurchase senior notes when the Consolidated Senior Leverage Ratio is less than or equal to 2.50 to 1.00.

In connection with the Second Amendment, the Company paid customary amendment fees to the Agent and the lenders that provided their consent to the Amendment.

The description of the Second Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.
On October 11, 2016, the Company issued a press release announcing preliminary third quarter 2016 financial results. A copy of the press release is attached hereto as Exhibit 99.1. Pursuant to General Instruction B.2. of Form 8-K, all of the information contained in this Item 2.02 and the accompanying Exhibit 99.1 shall be deemed to be "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1 Second Amendment to the Credit Agreement, dated effective as of September 30, 2016, between the Company, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto.
Exhibit 99.1 Press Release issued on October 11, 2016, by Rent-A-Center, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: October 11, 2016	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President – Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to the Credit Agreement, dated effective as of September 30, 2016, between the Company, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto

99.1	Press Release issued on October 11, 2016, by Rent-A-Center, Inc.